UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2005

NetIQ Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26757	77-0405505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3553 North First Street, San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 856-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2005, NetIQ Corporation (the “Company”) entered into a Separation and Settlement Agreement with Mutual General Complete Release of All Claims (“Separation Agreement”) with Mark P. Marron, who formerly served as the Company’s Senior Vice President, Worldwide Sales. Mr. Marron resigned his position as Senior Vice President, Worldwide Sales on May 3, 2005, and continued as an employee of the Company through June 30, 2005, when his employment terminated (the “Separation Date”). The Separation Agreement describes the transition and separation benefits provided, and to be provided, to Mr. Marron in connection with his separation from the Company. A brief description of the material terms and conditions of the Separation Agreement is set forth below, but is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is filed as Exhibit 99.1 to this report and which is incorporated herein by reference. In compliance with the terms of the Older Worker’s Benefit Protection Act, as amended, Mr. Marron may revoke his acceptance of the Separation Agreement until August 16, 2005, at which time the Separation Agreement will be deemed effective (the “Effective Date”).

•	Pursuant to the Separation Agreement, Mr. Marron received all base compensation due to him through the Separation Date, and was eligible to participate in substantially all benefit plans in which he previously participated until the Separation Date.

•	Mr. Marron was permitted to exercise his stock options that were vested as of the Separation Date for a period of 90 days after the Separation Date, in accordance with the terms of the Company’s 1995 Stock Plan.

•	The Separation Agreement contains a non-solicitation covenant that restricts Mr. Marron from soliciting the Company’s employees for a period of 12 months after the Separation Date.

•	The Separation Agreement provides a mutual release of any claims in existence as of the Effective Date.

•	The Separation Agreement provides that promptly on or after the Effective Date the Company will make a lump sum Separation Payment to Mr. Marron in the amount of $125,000, which amount represents six months salary at his last rate of pay, together with a single payment of $4,000 to compensate him for certain costs, each less statutory withholdings. The Company will offset against the Separation Payment any amounts due the Company from Mr. Marron as a consequence of draws previously made against unearned commissions.

•	The Company will pay Mr. Marron’s premium costs for medical, dental and vision plan insurance continuation, as available under COBRA, through December 31, 2005, or until he commences other employment that makes similar health benefits available to him.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1	Separation and Settlement Agreement with Mutual General Complete Release of All Claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetIQ Corporation

By:	/s/ Betsy E. Bayha
Betsy E. Bayha
Senior Vice President, General Counsel
and Secretary

Date: August 10, 2005

Exhibit Index

99.1	Separation and Settlement Agreement with Mutual General Complete Release of All Claims.